SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  N/A)

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:                         [ ] Confidential, for Use of
     [ ]  Preliminary proxy statement                  the Commission Only (as
     [X]  Definitive proxy statement                   permitted by Rule
     [ ]  Definitive additional materials              14a-6(e)(2)
     [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CHEROKEE BANKING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
     [x]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     [ ]  Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                            CHEROKEE BANKING COMPANY
                             1275 Riverstone Parkway
                                  P.O. Box 4250
                             Canton, Georgia  30114
                                 (770) 479-3400




                                 April 26, 2004



To the Shareholders of Cherokee Banking Company:

     You are cordially invited to attend the annual meeting of shareholders of Cherokee Banking Company (the "Company") to be held at our South Canton Office located at 3595 Marietta Highway, Canton, Georgia, on Monday, May 24, 2004 at 5:00 p.m.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.

     We cannot take any action at the meeting unless the holders of a majority of the outstanding shares of common stock of the Company are represented, either in person or by proxy. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Returning the proxy card will not deprive you of your right to attend the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.


                                   Sincerely,


                                   /s/ Dennis W. Burnette
                                   Dennis W. Burnette
                                   President and Chief Executive Officer

                            CHEROKEE BANKING COMPANY
                             1275 Riverstone Parkway
                                  P.O. Box 4250
                             Canton, Georgia  30114
                                 (770) 479-3400



                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2004



To the Shareholders of Cherokee Banking Company:

     The Annual Meeting of Shareholders of Cherokee Banking Company will be held on Monday, May 24, 2004, at 5:00 p.m. at our South Canton Office located at 3595 Marietta Highway, Canton, Georgia, for the following purposes:

     (1) To elect three (3) persons to serve as Class II Directors for a three-year term; and

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 19, 2004 as the record date for determining the shareholders who are entitled to notice of and to vote at the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present, whether in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.



                                  By Order of the Board of Directors,


                                  /s/ A. R. Roberts, III
                                  A. R. Roberts, III
                                  Secretary


April 26, 2004

                            CHEROKEE BANKING COMPANY
                             1275 RIVERSTONE PARKWAY
                             CANTON, GEORGIA  30114
                                 (770) 479-3400
           __________________________________________________________

                     PROXY STATEMENT FOR 2004 ANNUAL MEETING
           __________________________________________________________

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     The Board of Directors of Cherokee Banking Company (the "Company") is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Monday, May 24, 2004, at the South Canton Office of Cherokee Bank, N.A. (the "Bank") located at 3595 Marietta Highway, Canton, Georgia, and at any adjournments of the meeting.

RECORD DATE AND MAIL DATE

     The close of business on April 19, 2004 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on or about April 26, 2004.

NUMBER OF SHARES OUTSTANDING

     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, no par value authorized, of which 1,242,515 shares were issued and outstanding. Each issued and outstanding share is entitled to one vote on all matters presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

PROPOSAL TO BE CONSIDERED

     Shareholders will be asked to elect three (3) persons to serve as Class II Directors for a three-year term, expiring in 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.
                  ---

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return, and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted for the election of the nominated directors and in the best
                    ---
judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors.

     You can revoke your proxy at any time before it is voted by either attending the meeting and voting in person or by delivering a written revocation of the proxy (or a duly executed proxy bearing a later date) to Dennis W. Burnette, President and Chief Executive Officer of the Company, at the main office of the Company.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given proposal unless the proposal being voted upon requires the affirmative vote of at least a specific percentage of the total shares outstanding and entitled to vote. In such a case, abstentions will count as votes against the proposal.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority unless the matter being voted upon requires the affirmative vote of at least a specific percentage of the total shares outstanding and entitled to vote. In such a case, broker non-votes will count as votes against the proposal.

     Approval of Proposals. To be elected as a director, a director nominee must receive more votes for than against his or her election as a director. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election of the director for which you withheld your vote. Any other matter that may properly come before the annual meeting, requires more votes for than against the proposal being voted upon.


                             SOLICITATION OF PROXIES

     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.


                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

     The Company's Articles of Incorporation provide that the Board of Directors of the Company will be divided into three (3) classes - Class I, Class II and Class III - each of which is as nearly equal in number as possible. The directors in each class serve for staggered terms of three years each. The Board of Directors recommends that the shareholders elect the nominees identified below as Class II Directors. The following table shows for each nominee: (a) his or her name; (b) his or her age at December 31, 2003; (c) how long he or she has been a director of the Company; (d) his or her position(s) with the Company; and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

                           CLASS II-DIRECTOR NOMINEES
                  (Nominated for Three-Year Term Expiring 2007)

                          DIRECTOR
NAME (AGE)                  SINCE   POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
------------------------  --------  -------------------------------------------------

J. Calvin Hill, Jr. (56)      1998  -  President, Gila Distributing-GA, Inc.;
                                    -  President, Gila Properties, Inc.;
                                    -  State House Representative (District 16).

Roger M. Johnson (61)         1998  -  Partner, Bray & Johnson (Attorneys at Law)
                                    -  Partner-Johnson-Kent, LLC (a real estate investment and management company);
                                    -  President and Owner-North Street Properties, Inc.

J. David Keller (56)          1998  -  Partner-Denney-Keller Investments, LLC (a real estate investment and management company)
                                    -  Former President-Full Line Distributors, Inc. (a sportswear distribution company)

CONTINUING  DIRECTORS

     For each remaining director of the Company whose term has not yet expired, the following two tables set forth: (a) his or her name; (b) his or her age at December 31, 2003; (c) how long he or she has been a director of the Company;
(d) his or her position(s) with the Company; and (e) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

                         CLASS III-CONTINUING DIRECTORS
                              (Term Expiring 2005)

                                DIRECTOR
NAME (AGE)                        SINCE   POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
------------------------------  --------  --------------------------------------------------

Wanda P. Roach (55)                 1998  -  Real Estate Agent, Century 21-Max Stancil Realty;
                                          -  Board Member-City of Canton Downtown Development
                                             Authority Board

A. R. (Rick) Roberts, III (50)      1998  -  Secretary, Cherokee Banking Company;
                                          -  Chief Financial Officer and Chief Operations Officer, Cherokee
                                             Bank;
                                          -  Mayor, Ball Ground;
                                          -  Board Member, Development Authority, Cherokee County

Donald F. Stevens (60)              1998  -  Chairman of the Board-Cherokee Banking Company and
                                             Cherokee Bank;
                                          -  Vice Chairman-Cherokee County Water & Sewer Authority;
                                          -  Member-Cherokee County Airport Authority;
                                          -  Retired Captain, Delta Air Lines, Inc.

Edwin I. Swords, III (44)           1998  -  Dentist, Swords and Phelps

                          CLASS I-CONTINUING DIRECTORS
                              (Term Expiring 2006)

                                DIRECTOR
NAME (AGE)                        SINCE   POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
------------------------------  --------  --------------------------------------------------

Dennis W. Burnette (57)             1998  -  President and Chief Executive Officer, Cherokee Banking
                                             Company and Cherokee Bank;
                                          -  Former Executive Search Consultant, Sanford Rose Associates

William L. Early, MD (50)           1998  -  Physician;
                                          -  Founder, President and Managing Partner, Etowah Regional
                                             Medical Services, Inc.

Albert L. Evans, Jr., PhD (57)      1998  -  Science Division Chairperson and Chemistry Teacher, Etowah
                                             High School

The directors of the Bank, who are elected annually, are the same as those of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2003, the Board of Directors of the Company held 8 meetings and the Board of Directors of the Bank held 12 meetings. Additionally, while operating as joint committees of both the Bank and the Company, during 2003 the executive committee held 3 meetings, the audit committee held 5 meetings and the compensation committee held 4 meetings. Based upon these Board and committee meetings, for calendar year 2003, all incumbent directors attended at least 75% of their respective Board and committee meetings, except Calvin Hill and Bill Early. The Company does not have a formal policy regarding board member attendance at the annual meeting of shareholders; however, board members are encouraged to attend any and all shareholder meetings of the Company.

     As further discussed below, the Company does not have a formal nomination committee.

     The compensation committee consists of William L. Early, Albert L. Evans, Jr., and J. David Keller and is responsible for establishing targets and awards under our management compensation plan, granting stock options, reviewing salary ranges and fringe benefits, reviewing and approving compensation of the president and chief executive officer, and administering the Cherokee Banking Company 2000 Stock Option Plan.

     The audit committee recommends to the Bank's and the Company's Boards of Directors the independent public accountants to be selected to audit the Bank's and the Company's annual financial statements and determines that all audits and exams required by law are performed fully, properly and in a timely fashion.
The audit committee also evaluates internal accounting controls, reviews the adequacy of the internal audit budget, personnel and audit plan. The audit committee during 2003 consisted of Albert L. Evans, Jr., J. Calvin Hill, Jr., Donald F. Stevens, Roger M. Johnson and Wanda P. Roach. In light of recent changes to federal securities laws and the desire of the Board of Directors to maintain an independent audit committee, Mr. Johnson and Ms. Roach each have voluntarily relinquished their membership on the audit committee due to their periodic engagements by the Bank or the Company of their professional services. Accordingly, effective February 19, 2003, J. Calvin Hill, Jr. and Donald F. Stevens replaced Mr. Johnson and Ms. Roach as members of the audit committee. The Company's and the Bank's Boards of Directors have not adopted a written charter for the audit committee.

     Although the Company's stock is not listed on an exchange or traded on the Nasdaq Stock Market, each current member of the audit committee meets the requirements for independence as defined by Nasdaq listing standards. Although none of the audit committee members meets the criteria specified under applicable Securities and Exchange Commission ("SEC") regulations for an "audit committee financial expert," each has the financial knowledge, business experience and independent judgment necessary for service on the audit committee.

AUDIT COMMITTEE REPORT

     The audit committee reports as follows with respect to the auditing of the Company's 2003 consolidated financial statements.

     - The audit committee has reviewed and discussed the Company's 2003 audited consolidated financial statements with the Bank's and the Company's management;

     - The audit committee has discussed with the independent auditors, Porter Keadle Moore, LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

     - The audit committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence from the Company and the Bank; and

     - Based on review and discussions of the Company's 2003 audited consolidated financial statements with management and discussions with the independent auditors, the audit committee recommended to the Board of Directors that the Company's 2003 audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB.

          March 24, 2004          Audit Committee:     Albert L. Evans, Jr.
                                                       J. Calvin Hill, Jr.
                                                       Donald F. Stevens


                               EXECUTIVE OFFICERS

     The following table shows for each executive officer of the Company: (a) his name; (b) his age at December 31, 2003; (c) how long he has been an officer of the Company; and (d) his positions with the Company and the Bank:

                                                               POSITION WITH THE
NAME (AGE)                      OFFICER SINCE                 COMPANY AND THE BANK
------------------------------  -------------  --------------------------------------------------

Dennis W. Burnette (57)                  1999  President and Chief Executive Officer
                                               of Cherokee Banking Company and
                                               Cherokee Bank;
                                               Director

A. R. (Rick) Roberts, III (50)           1999  Secretary, Cherokee Banking Company;
                                               Senior Vice President, Chief Financial Officer and
                                               Chief Operations Officer of Cherokee Bank;
                                               Director

John S. Moreau (34)                      2001  Senior Vice President and Chief Lending Officer
                                               of Cherokee Bank

                                  COMPENSATION

     The following table presents the annual and long-term compensation paid or granted to Mr. Burnette, Mr. Roberts and Mr. Moreau as the three most highly paid officers of Cherokee Banking Company and Cherokee Bank for their services in all capacities to the Company and the Bank for fiscal years 2003, 2002 and 2001.

===========================================================================================================
                                                                       Long-Term Compensation
                                                                       ----------------------
                                      Annual Compensation               Awards      Payouts
                                 -----------------------------          -------------------
                                                        Other    Restricted                        All
                                                        Annual     Stock   Options/   LTIP        Other
                                  Salary    Bonus   Compensation   Awards    SARs   Payouts   Compensation
Name and Position          Year    ($)       ($)         ($)         ($)     (#)      ($)          ($)
-------------------------  ----  --------  -------  -------------  -------  ------  --------  -------------

Dennis W. Burnette,        2003   135,200   22,100          --(1)        0   7,436         0     44,640 (2)
   President and  CEO      2002   130,000   14,280          --(1)        0       0         0     14,781 (2)
                           2001   120,000        0          --(1)        0       0         0      7,974 (2)

A. R. (Rick) Roberts, III  2003    85,000   11,200          --(1)        0   4,675         0      3,189 (2)
   Senior Vice President   2002    80,000   11,945          --(1)        0       0         0        354 (2)
                           2001    75,600       --          --(1)        0       0         0           181

John S. Moreau,            2003   100,000   34,220          --(1)        0   5,500         0      7,451 (2)
   Senior Vice President   2002    95,000   15,200          --(1)        0   5,550         0      4,987 (2)
                           2001    30,785       --          --(1)        0       0         0           200
===========================================================================================================

(1) The aggregate value of "other annual compensation" does not meet the minimum amount required for disclosure under the Securities and Exchange Commission's regulations and is therefore omitted.

(2) Primarily consists of insurance premiums paid by Cherokee Banking Company on behalf of the named officers and/or amounts earned under supplemental executive retirement agreements with Cherokee Bank. These supplemental executive retirement agreements are further explained below.

OUTSTANDING STOCK OPTIONS TO EXECUTIVE OFFICERS

     The following table sets forth information at December 31, 2003, concerning stock options held by the named executive officers. The named executive officers have not exercised any options to purchase common stock of Cherokee Banking Company during 2003.

                           Number of Shares                                    Net Value of Unexercised
                              Acquired on    Number of Securities Underlying   In-the-Money Options at
       Name                Exercise in 2003      Unexercised Options              December 31, 2003
                           ----------------      -------------------              -----------------
                                              Exercisable  Unexercisable  Exercisable(1)   Unexercisable(1)
                                             -----------  -------------  ---------------  -----------------

Dennis W. Burnette                        0       34,487          5,949  $       266,022  $          20,009

A. R. (Rick) Roberts, III                 0        3,575          5,500  $        22,825  $          25,700

John S. Moreau                            0        4,400          6,600  $        14,300  $          31,200

---------------
(1) Based on the closing price of $17.00 for Cherokee Banking Company's common stock on December 31, 2003, as reported by the Nasdaq OTC Bulletin Board under the symbol "CHKJ."

     As shown in the following table, the Company granted stock options for a total of 17,611 shares of common stock during 2003 to the named executive officers. The Company did not granted any stock appreciation rights, restricted stock or stock incentives to the executive officers named above during 2003.

                                                 Percentage of Total
                           Number of Securities    Options Granted
                                Underlying           to Employee
Name                         Options Granted         During 2003       Exercise Price   Expiration Date
-------------------------  --------------------  --------------------  ---------------  ---------------

Dennis W. Burnette                        7,436                 29.6%  $         15.00     May 16, 2013

A. R. (Rick) Roberts, III                 4,675                 18.4%  $         15.00     May 16, 2013

John S. Moreau                            5,500                 21.7%  $         15.00     May 16, 2013

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     Dennis W. Burnette. Effective January 1, 1999, Cherokee Banking Company entered into an employment agreement with Dennis W. Burnette. This agreement is also binding on Cherokee Bank. Under the terms of the employment agreement, Mr. Burnette's initial base salary started at $120,000 per year and is adjusted annually at the discretion of the Compensation Committee. Cherokee Bank may also pay Mr. Burnette a cash bonus based on pre-established performance standards determined by the Board of Directors of Cherokee Bank. The Board of Directors establishes these performance standards on an annual basis, which involve various earnings, asset quality, compliance and other factors deemed relevant by the compensation committee. Under the terms of his employment agreement, Cherokee Banking Company granted Mr. Burnette a nonqualified stock option to purchase 30,000 shares of common stock. The option becomes exercisable in annual increments of 6,000 shares and has an exercise price of $10.00 per share. The initial term of Mr. Burnette's employment agreement ended on January 1, 2002; however, the agreement provides for automatic 12-month extensions unless Cherokee Bank or Mr. Burnette elects not to extend the agreement.

     If Cherokee Bank terminates Mr. Burnette's employment without cause (as defined in the agreement) or elects not to extend the term of the agreement or if Mr. Burnette terminates his employment with cause, Cherokee Bank will be required to pay Mr. Burnette's base salary for a period of 12 months.

     A. R. Roberts, III. Effective April 17, 2003, Cherokee Banking Company and Cherokee Bank entered into an employment agreement with A. R. Roberts, III. Under the terms of the employment agreement, Cherokee Bank pays Mr. Roberts a base salary of $85,000 per year during the one-year term of the agreement. Cherokee Banking Company and Cherokee Bank may also pay Mr. Roberts a cash bonus based on pre-established performance standards determined by the president of Cherokee Bank. The president of Cherokee Bank establishes these performance standards on an annual basis, which involve various regulatory rating thresholds and other factors deemed relevant by the president. Under the terms of his employment agreement, Cherokee Banking Company may grant Mr. Roberts stock options to purchase shares of Cherokee Banking Company common stock. The initial term of Mr. Roberts' employment agreement will end on October 1, 2004; however, the agreement provides for automatic 12-month extensions unless Cherokee Banking Company, Cherokee Bank or Mr. Roberts elects not to extend the agreement.

     If Cherokee Banking Company or Cherokee Bank terminates Mr. Roberts' employment without cause (as defined in the agreement) or elects not to extend the term of the agreement or if Mr. Roberts terminates his employment with cause, Cherokee Bank will be required to pay Mr. Roberts' base salary for a period of 12 months. In the event of a change of control (as defined in the agreement), this payment obligation may also require the payment of continued coverage of life, health, long-term disability and dental insurance for a period of 12 months.

     John S. Moreau. Effective April 17, 2003, Cherokee Bank entered into a change-of-control agreement with John S. Moreau. Generally, under the terms of the agreement, if Cherokee Bank terminates Mr. Moreau's employment without cause (as defined in the agreement) or requires Mr. Moreau to have a change in duties (as defined in the agreement), Cherokee Bank will be required to pay Mr. Moreau, in a lump sum, 100% of his annual base pay, plus an amount equal to the average of his awarded incentive compensation for the prior three-year period (referred to as the "severance payment"). Additionally, if there is a change of control (as defined in the agreement) of Cherokee Bank and Cherokee Bank's successor in interest does not recognize and assume the contractual obligations under the agreement, then Cherokee Bank (or its successor in interest) will be required to pay Mr. Moreau the severance payment noted above.

DIRECTOR COMPENSATION

     Effective January 1, 2004, Cherokee Banking Company began paying each non-employee member of the Board of Directors $200 per Board meeting attended and $100 per committee meeting attended, with the Chairman of the Board of Directors receiving $300 per Board meeting and each committee chairperson being paid $150 for each committee meeting. Additionally, each non-employee director earns supplemental retirement benefits as further explained below.

SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENTS

     In August 2002, Cherokee Bank executed agreements to provide supplemental retirement benefits to its executive officers -- Messrs. Burnette, Roberts and Moreau -- and its directors. Under the terms of the agreements, Cherokee Bank will provide annual payments to the covered directors and executive officers (or their beneficiaries) once they have obtained the age 65 based on their respective accrued benefits under the supplemental retirement plan. As of December 31, 2003, the annual supplemental retirement benefits projected for each of the named executive officers were as follows:

Name                       Projected Annual Benefit
-------------------------  ------------------------

Dennis W. Burnette         $                 89,328
A. R. (Rick) Roberts, III  $                 74,935
John S. Moreau             $                114,683

     The projected annual supplemental retirement benefits for directors vary and are projected to range from approximately $6,199 to $9,735.

     For both directors and executive officers, no accrued benefit payments will be paid to any director or executive officer before attaining the retirement age of 65, except in the case of death where certain death benefits will be paid to the director's or executive officer's named beneficiary or beneficiaries in accordance with his or her agreement with Cherokee Bank. Additionally, the projected annual supplemental retirement benefits under the agreements are not guaranteed by Cherokee Bank or Cherokee Banking Company.

     For directors, interest in their respective accrued benefits vests completely upon their third year of continuous service with Cherokee Bank as a director. For executive officers, interest in their respective accrued benefits vests annually as follows:

                             Vesting Percent
Name                       Per Year of Service
-------------------------  -------------------

Dennis W. Burnette                       10.0%
A. R. (Rick) Roberts, III                 5.9%
John S. Moreau                            3.3%

     Additionally, for both executive officers and directors, vesting is accelerated upon a change in control of the Company or the Bank.

     The Bank purchased whole life insurance policies to facilitate its ability to satisfy the supplemental retirement benefit obligations represented by these agreements. The Bank is the sole owner of these policies and receives earnings from the policies prior to benefits accruing to the participants. The Bank will receive the majority of the death benefits paid in the event of death of a covered executive officer or director. In the event of death, a portion of the death benefits paid will also go to the named beneficiary or beneficiaries of the deceased. As of December 31, 2003, the aggregate cash surrender value of these policies was approximately $2.11 million and the amount of accrued supplemental retirement benefits for the covered executive officers and directors was approximately $45,254 and $46,153, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

     The following table lists, as of the record date, the number of shares of common stock beneficially owned by (a) each current director and executive officer of the Company and (b) all current executive officers and directors as a group. As of the record date, the Company was unaware of any non-director shareholders who beneficially owned more than 5% of the outstanding common stock. The information shown below is based upon information furnished to the Company by the named persons. The address for each of the directors is 1275 Riverstone Parkway, Canton, Georgia 30114.

                       No.  of    Percent of
                      Shares at      Total
Name                  4-19-04(1)  Shares (1)   Nature of Beneficial Ownership
--------------------  ----------  -----------  ------------------------------
Dennis W. Burnette       71,239          4.8%  1,210 shares owned jointly with spouse; 2,010 shares held in spouse's IRA;
                                               51,647 shares subject to exercisable options and warrants.

William L. Early         91,000          6.1%  32,000 shares owned jointly with spouse; 11,000 shares owned by Etowah
                                               Regional Medical Services, PC 401(k) Plan of which Dr. Early is a trustee and beneficiary; 15,000 shares owned by Etowah Regional Medical Services, Inc. of which Dr. Early is President; 27,500 shares subject to exercisable warrants.

Albert L. Evans, Jr.     64,050          4.3%  7,500 shares owned by spouse; 27,500 shares subject to exercisable warrants.

J. Calvin Hill, Jr.      33,400          2.2%  13,200 shares owned jointly with spouse; 7,000 shares owned by GILA
                                               Distribution, Inc. of which Mr. Hill is President; 13,200 shares subject to exercisable warrants.

Roger M. Johnson         32,299          2.2%  13,750 shares subject to exercisable warrants.

J. David Keller          25,550          1.7%  Includes 700 shares held in spouse's IRA; 11,000 shares subject to exercisable warrants.

John S. Moreau            6,770          0.5%  2,700 shares owned jointly with spouse; 3,300 shares subject to exercisable options.

Wanda P. Roach           26,047          1.8%  11,000 shares subject to exercisable warrants.

A. R. Roberts, III       78,964          5.3%  8,000 shares owned jointly with spouse; 4,339 shares held in spouse's IRA;
                                               2,770 shares held as custodian for his children; 110 shares owned by spouse;
                                               12,000 shares owned by a marital trust of which Mr. Roberts is co-trustee; 29,370 shares subject to exercisable options and warrants.

Donald F. Stevens        62,144          4.2%  16,500 shares held by the Donald F. Stevens Trust of which Mr. Stevens is a trustee and beneficiary; 3,572 shares owned by spouse; 27,500 shares subject to exercisable warrants.

Edwin I. Swords, III     71,344          4.7%  8,200 shares held by Swords and Swords, DDS, PC, Profit Sharing Plan of which
                                               Dr. Swords is a trustee and beneficiary; 5,752 shares owned jointly with spouse;
                                               2,572 shares held as custodian for his children; 27,500 shares subject to exercisable warrants.

ALL DIRECTORS AND       562,807         37.2%
EXECUTIVE OFFICERS
AS A GROUP

---------------
(1)  The reported numbers also include 243,267 "beneficially owned" shares subject to exercisable warrants and options held by directors and executive officers as if they were issued and outstanding.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2003, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements, except Mr. Roberts who did not timely report a gift of Company common stock received indirectly through an estate distribution.


                           RELATED PARTY TRANSACTIONS

     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected the accounting firm of Porter Keadle Moore, LLP to serve as auditors for the Company for the current year. The firm of Porter Keadle Moore, LLP has served as the Company's auditors since 1998. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     The following table shows the amounts paid by the Company to Porter Keadle Moore, LLP, the Company's independent auditors, for the last two fiscal years.

                     2003     2002
                    -------  ------
Audit fees          $57,876  46,179
Audit-related fees        -       -
Tax fees              6,300   6,800
All other fees            -  16,850
                    -------  ------
     Total Fees     $64,176  69,829
                    =======  ======

AUDIT FEES

     Audit fees represent fees billed by Porter Keadle Moore, LLP for professional services rendered in connection with the (i) audit of the Company's annual financial statements for 2003 and 2002, and (ii) review of the financial statements included in the Company's quarterly filings on Form 10-QSB, annual filings on Form 10-KSB and other filings with the SEC.

AUDIT RELATED FEES

     Porter Keadle Moore, LLP billed no fees for audit related services during 2003 or 2002.

TAX FEES

     Tax fees represent the aggregate fees billed in each of the last two fiscal years for professional services rendered by Porter Keadle Moore, LLP for tax compliance, tax advice, and tax planning.

ALL OTHER FEES

     Other fees billed in 2002 related primarily to outsourced internal audit services that were pre-approved by the audit committee. Porter Keadle Moore, LLP billed no other fees during 2003.

     The fees billed by Porter Keadle Moore, LLP are pre-approved by the Audit Committee of the Company in accordance with the policies and procedures for the Audit Committee. The Audit Committee pre-approves all audit and non-audit services provided by the Company's independent auditors and may not engage the independent auditors to perform any prohibited non-audit services. For 2003, 100% of the fees incurred were pre-approved.


               DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

     DIRECTOR NOMINATIONS.   As disclosed earlier, the Company does not have a
formal nomination committee. The executive committee, however, handles certain functions normally associated with a nominating committee. The Board has not adopted a formal policy or process for identifying or evaluating nominees, but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of the bank, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any specific qualifications or skills that a nominee must possess, although it considers the potential nominee's business experience; knowledge of the Company and the financial services industry; experience in serving as a director of the Company or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by the Company; commitment to and availability for service as a director; and any other factors the Board deems relevant.

     In accordance with the Company's Bylaws, the Board will consider shareholder nominations for directors that are made in writing and delivered not fewer than 90 days before a meeting at which directors are to be elected. The nomination must state, to the extent known to the nominating shareholder, the following information:

          -    The name and address of each proposed nominee;

          -    The principal occupation of each proposed nominee;

          - The total number of shares of capital stock of the corporation that will be voted for each proposed nominee;

          - Any agreement or relationship between the nominee and the Company, its directors, officers, employees and independent auditors, as well as the nominating shareholder

          - The name and residence address of the shareholder making the nomination; and

          - The number of shares of capital stock of the corporation owned by the shareholder making the nomination.

Other information not specified above regarding the nominee that is required to be disclosed in a solicitation of proxies by the Company pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (including the nominee's written consent to be named in a proxy statement as a nominee and to serve as a director if elected) should also be provided.

     Nominations not made in accordance with this procedure may be disregarded by the chair of the meeting at which the election is to be held.

     SHAREHOLDER PROPOSALS. To be properly brought before the shareholders at the annual meeting, shareholder proposals not relating to the election of directors must be received by the Company at least 90 days before the meeting date. To have such matter included in the annual proxy materials of the Company, shareholder proposals must generally be received by the Company at least 120 days before the mailing date of the prior year's proxy statement, which in our case would require that proposals be submitted prior to December 26, 2004 for next year's annual meeting. Generally, the proxyholder(s) disclosed in the Company's proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company's proxy materials. Our bylaws require that a shareholder proposal notice provide:

          - a brief description of the business desired to be brought before the annual meeting, a clear statement as to the course of action that the shareholder believes the corporation should take in connection with such proposed business matter and the reasons for conducting such business at the annual meeting;

          - the name and record address of the shareholder proposing such business;

          - the class and number of shares of the corporation which are beneficially owned by the shareholder and how long the shareholder has held such shares; and

          -    any material interest of the shareholder in such business.

Other information not specified above that is required to be disclosed in a solicitation of proxies by the Company pursuant to Regulation 14A under the Securities and Exchange Act of 1934 should also be provided.

     A shareholder may submit no more than one matter of business at a particular shareholders' meeting. Additionally, the shareholder's statement presenting the proposed business matter, if included in any proxy statement of the Company, may not exceed 500 words, or such greater word limitation established by applicable regulation. To the fullest extent permitted by applicable law, the Board of Directors have the discretion to determine whether a shareholder's proposal is a proper business matter. Accordingly, the Board may, if warranted under the circumstances, deny the shareholder's request upon written notice to the shareholder stating its reason for such denial.

     Submission Deadline for Next Annual Meeting. To be included in the Company's 2005 proxy statement, shareholder nominations and proposals will likely need to be submitted to the Company for consideration at the 2005 annual meeting of shareholders no later than December 26, 2004. The exact date of the deadline, however, will depend on the date set for the 2005 annual meeting. Generally, the proxyholder(s) disclosed in the Company's proxy statement shall have the discretionary authority to vote upon any shareholder proposal not included in the Company's proxy materials.

     Shareholder Communications.    Shareholders wishing to communicate with the
Board of Directors or with a particular director may do so in writing, addressed to the board or to the particular director, and sending it to the Secretary of the Company at the Company's principal office at 1275 Riverstone Parkway, P.O. Box 4250, Canton, Georgia 30114. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

     Whether or not you plan to attend the annual meeting, please complete, sign, date, and return the enclosed proxy card promptly. A pre-addressed envelope has been provided for that purpose. No postage is required if the proxy card is mailed in the United States.

April 26, 2004

                              ____________________


     The 2003 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our activities, but is not incorporated into this proxy statement and is not to be considered as part of these proxy soliciting materials.

                            CHEROKEE BANKING COMPANY
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MONDAY MAY 24, 2004

     The undersigned hereby appoints Dennis W. Burnette or A. R. Roberts, III, as proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Cherokee Banking Company (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 24, 2004 at the South Canton Office of Cherokee Bank, N.A., located at 3595 Marietta Highway, Canton, Georgia, and at any adjournments thereof, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.
                                                              ---

PROPOSAL: To elect the three (3) persons listed below to serve as Class II
          Directors of the Company for a term of three years:

       -  J. CALVIN HILL, JR.    -  ROGER M. JOHNSON    -  J. DAVID KELLER

[ ] FOR ALL nominees listed above   [ ] AGAINST  ALL nominees     [ ] WITHHOLD authority to vote
        ---                                      ---                  for ALL nominees listed
    (EXCEPT as indicated below)         listed above                      ---
     ------                                                           above


INSTRUCTION:     To  cast  a vote opposing the election of at least one but less than all of the nominees listed above, mark "FOR" above, and write the name of the nominee(s) for whom you are casting an opposing vote in this space

--------------------------------------------------------------------------------

                         (CONTINUED ON THE REVERSE SIDE)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN OR NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL. DISCRETIONARY
                                               ---
AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.



                                            ------------------------------------
                                            Signature(s) of Shareholder(s)

[LABEL]
                                            ------------------------------------
                                            Name(s) of Shareholders(s)

                                            Date:                         , 2004
                                                 -------------------------
                                               (Be sure to date your Proxy)

                              Please mark, sign and date this Proxy, and return it in the enclosed pre-addressed envelope. No postage is necessary. If stock is held in the name of more than one person, all must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please check the applicable box)
       I WILL [ ]   WILL NOT [ ]  BE ATTENDING THE ANNUAL SHAREHOLDERS MEETING.

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------